UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2018

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to the Amended and Restated 2014 Equity and Incentive Plan

At our 2018 annual meeting of stockholders, held on May 31, 2018, our stockholders approved two proposed amendments to our Amended and Restated 2014 Equity and Incentive Plan, as amended (the “2014 Plan”). The first amendment increased the number of shares of common stock approved for issuance under the 2014 Plan by 1,200,000 shares (the “First Amendment”). The second amendment changed the provision of the 2014 Plan that provides for annual increases in the number of shares of common stock reserved for issuance under the 2014 Plan (the “Second Amendment” and together with the First Amendment, the “Plan Amendments”).

Prior to the approval of the Second Amendment, the 2014 Plan included a provision that provided that the number of shares available for issuance under the 2014 Plan would automatically increase on January 1st of each calendar year by three percent (3%) of the number of shares of common stock issued and outstanding on the immediately preceding January 1 or such lesser number of shares of common stock as determined by the Compensation Committee. After giving effect to the Second Amendment, the 2014 Plan provides that the number of shares available for issuance under the 2014 Plan automatically increases on January 1st of each calendar year, beginning with 2019, by three and one-half percent (3.5%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the Compensation Committee.

The Plan Amendments were previously adopted by our board of directors, subject to stockholder approval, and became effective upon the receipt of stockholder approval on May 31, 2018. The foregoing description of the Plan Amendments is subject to, and qualified in its entirety by reference to, the full text of the 2014 Plan, as amended by the Plan Amendments, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 5.07.        Submission of Matters to a Vote of Security Holders

On May 31, 2018, we held our annual meeting of stockholders. A total of 11,973,039 shares of our common stock were outstanding as of April 26, 2018, the record date for the annual meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our stockholders elected Mr. John P. Walker as a member of our board of directors as a Class I director for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
John P. Walker	5,172,787	183,429	3,372,914

Proposal Two: Approval of an amendment to the Amended and Restated 2014 Equity and Incentive Plan, for the purpose of increasing the number of shares of our common stock reserved for issuance thereunder

Our stockholders approved the amendment of our Amended and Restated 2014 Equity and Incentive Plan to increase the number of shares of common stock approved for issuance under the plan by 1,200,000 shares, as described under Item 5.02 above. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
4,431,759	919,376	5,081	3,372,914

Proposal Three: Approval of an amendment to the Amended and Restated 2014 Equity and Incentive Plan, for the purpose of amending the provision therein that provides for certain annual automatic increases in the shares of our common stock reserved for issuance thereunder

Our stockholders approved the amendment of our Amended and Restated 2014 Equity and Incentive Plan to amend the provision that provides for certain annual automatic increases in the shares of common stock reserved for issuance thereunder, as described under Item 5.02 above. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
4,428,148	923,138	4,930	3,372,914

Proposal Four: Ratification of Marcum LLP as our Independent Registered Public Accountants for Fiscal 2018

Our stockholders ratified our selection of Marcum LLP as our independent registered public accountants for our fiscal year ending December 31, 2018. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,598,866	79,264	51,000	0

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Zosano Pharma Corporation Amended and Restated 2014 Equity and Incentive Plan, as amended on May 31, 2018. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: June 5, 2018	By:	/s/ John Walker
Name: John Walker
Title: President and Chief Executive Officer